Exhibit 10.1

ALLIANCE FINANCIAL CORPORATION

2010 RESTRICTED STOCK PLAN

Effective as of May 11, 2010

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Section 4.2	Committee Action	3

Section 4.3	Committee Responsibilities	3

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Section 8.8	Required Regulatory Provisions	8

Section 8.9	Approval of Shareholders	8

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ALLIANCE FINANCIAL CORPORATION

2010 RESTRICTED STOCK PLAN

ARTICLE I

PURPOSE

Section 1.1 General Purpose of the Plan.

The purpose of the Plan is to promote the growth and profitability of Alliance Financial Corporation and its affiliated companies and to provide eligible directors, certain key officers and employees of Alliance Financial Corporation and its affiliated companies with an incentive to achieve corporate objectives, to attract and retain directors, key officers and employees of outstanding competence and to provide such directors, officers and employees with an equity interest in Alliance Financial Corporation and its affiliated companies.

ARTICLE II

DEFINITIONS

The following definitions shall apply for the purposes of this Plan, unless a different meaning is plainly indicated by the context:

Section 2.1 Award means a grant of Shares to an Eligible Individual pursuant to section 5.1.

Section 2.2 Award Notice means, with respect to a particular Award, a written instrument signed by the Company and the Award’s recipient evidencing the granting of the Award and establishing the terms and conditions thereof.

Section 2.3 Beneficiary means the Person designated by an Eligible Individual pursuant to section 6.2 to receive distribution of any Shares available for distribution to such Eligible Individual, in the event such Eligible Individual dies prior to receiving distribution of such Shares.

Section 2.4 Board means the Board of Directors of the Company.

Section 2.5 Change in Control means any of the following events:

(a) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

(i) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”)) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and

(ii) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;

(b) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert;

(c) a complete liquidation or dissolution of the Company;

(d) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

(i) individuals who were members of the board of directors of the Company on the Effective Date; or

(ii) individuals who first became members of the board of directors of the Company after the Effective Date either:

(A) upon election to serve as a member of the board of Directors of the Company by affirmative vote of three-quarters of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or

(B) upon election by the shareholders of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

provided , however, that such individual’s election or nomination did not result from an actual or threatened election contest or other actual or threatened solicitation of proxies or consents other than by or on behalf of the board of directors of the Company;

(e) any event which would be described in section 2.5(a), (b), (c) or (d) if the term “Alliance Bank, N.A. or any successor thereto” were substituted for the term “Company” therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, or a subsidiary of the Company, by the Company, or any subsidiary of the Company, or by any employee benefit plan maintained by the Company or any subsidiary of the Company. For purposes of this section 2.5, the term “person” shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

Section 2.6 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

Section 2.7 Committee means the Committee described in Section 4.1.

Section 2.8 Company means Alliance Financial Corporation and any successor thereto.

Section 2.9 Disability means a condition of total incapacity, mental or physical, for further performance of duty with the Company which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent.

Section 2.10 Disinterested Board Member means a member of the Board who (a) is not a current employee of the Company or a subsidiary, (b) does not receive remuneration from the Company or a subsidiary, either directly or indirectly, in any capacity other than as a director, except in an amount for which disclosure would not be required pursuant to Item 404(a) of the proxy solicitation rules of the Securities and Exchange Commission and (c) does not possess an interest in any other transaction, and is not engaged in a business relationship, for which disclosure would be required pursuant to Item 404(a) or (b) of the proxy solicitation rules of the Securities and Exchange Commission. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Rule 16b-3 promulgated under the Exchange Act.

Section 2.11 Effective Date means May 11, 2010.

Section 2.12 Eligible Individual means any employee, or member of the board of directors of an Employer who is not also an employee of any Employer, whom the Committee may determine to be a key director, officer or employee of the Employer and selects to receive an Award pursuant to the Plan.

Section 2.13 Employer means the Company, Alliance Bank, N.A. and any successors to either and, with the prior approval of the Board of Directors of the Company, and subject to such terms and conditions as may be imposed by the Board, any other affiliated savings bank, savings and loan association, bank, corporation, financial institution or other business organization or institution. With respect to any Eligible Individual, the Employer shall mean the entity which employs such person or upon whose board of directors such person serves.

Section 2.14 Exchange Act means the Securities and Exchange Act of 1934, as amended.

Section 2.15 Person means an individual, a corporation, a bank, a savings bank, a savings and loan association, a financial institution, a partnership, an association, a joint-stock company, a trust, an estate, an unincorporated organization and any other business organization or institution.

Section 2.16 Plan means the Alliance Financial Corporation 2010 Restricted Stock Plan as amended from time to time.

Section 2.17 Service means service for the Company (or any subsidiary or affiliate) as an employee in any capacity, service as a director or emeritus director or advisory director of the Company.

Section 2.18 Share means a share of common stock of the Company, par value $1.00 per share.

ARTICLE III

SHARES AVAILABLE UNDER THE PLAN

Section 3.1 Shares Available Under Plan.

(a) The Shares available under the Plan may be treasury shares or shares of original issue or a combination of the foregoing.

(b) The maximum number of Shares available under the Plan shall be 200,000, subject to adjustment pursuant to section 7.3.

ARTICLE IV

ADMINISTRATION

Section 4.1 Committee.

The Plan shall be administered by a committee (the “Committee”) consisting of all members of the Board or, if designated by the Board, by a committee comprised solely of Disinterested Board Members. If the Committee consists of fewer than two Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least two Disinterested Board Members.

Section 4.2 Committee Action.

The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Company and all other interested parties. Any Person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by the Chair of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

Section 4.3 Committee Responsibilities.

Subject to the terms and conditions of the Plan and such limitations as may be imposed by the Board, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

(a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for Awards under the Plan, the amount of Shares, if any, to be granted pursuant to an Award, and the terms and conditions of such Award;

(b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

(c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

ARTICLE V

AWARDS

Section 5.1 Number of Shares.

Subject to the limitations of the Plan and such limitations as the Board may from time to time impose, the number of Shares as to which an Eligible Individual may be granted an Award shall be determined by the Committee in its discretion.

Section 5.2 Awards in General.

Any Award shall be evidenced by an Award Notice issued by the Committee to the Eligible Individual, which notice shall:

(a) specify the number of Shares covered by the Award;

(b) specify the date of grant of the Award;

(c) specify the dates on which such Shares shall become vested; and

(d) contain such other terms and conditions not inconsistent with the Plan as the Board or Committee may, in its discretion, prescribe.

Section 5.3 Share Allocations.

Upon the grant of an Award to an Eligible Individual, the Committee shall notify the Company’s transfer agent or other entity designated by the Committee to hold or monitor the Shares until vesting of the Award and of the number of Shares subject to the Award. Thereafter, until such time as the Shares subject to such Award become vested or are forfeited, the books and records of the Company’s transfer agent or other entity designated by the Committee to hold or monitor the Shares until vesting shall reflect that such number of Shares have been awarded to such Award recipient.

Section 5.4 Dividend Rights.

(a) Unless the Committee determines otherwise with respect to any Award and specifies such determination in the relevant Award Notice, any cash dividends or distributions declared and paid with respect to Shares subject to the Award that are, as of the record date for such dividend, allocated to an Eligible Individual in connection with such Award shall be promptly paid to and retained by such Eligible Individual.

(b) Unless the Committee determines otherwise with respect to any Award and specifies such determination in the relevant Award Notice, any dividends or distributions declared and paid in property other than cash with respect to Shares shall be subject to the same vesting and other restrictions as the Shares to which the Award relates. Any such dividends declared and paid with respect to Shares that are not, as of the record date for such dividend, allocated to any Eligible Individual in connection with any Award shall, at the direction of the Committee, be held in the Fund or used to pay the administrative expenses of the Plan, including any compensation due to the Funding Agent or, in the case of a stock dividend, used for future Awards.

Section 5.5 Voting Rights.

(a) Each Eligible Individual to whom an Award has been made that is not fully vested shall have the right to exercise, or direct the exercise of, all voting rights appurtenant to unvested Shares related to such Award. Such a direction for any Shares as to which the Eligible Individual is not the record owner, if any, shall be given by completing and filing, with the inspector of elections or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Individual with respect to Shares as to which the Eligible Individual is not the record owner, then the voting rights appurtenant to the Shares allocated to him shall not be exercised.

(b) The Committee shall furnish, or cause to be furnished, to each Eligible Individual who is not the record holder of the Shares relating to his or her Award all annual reports, proxy materials and other information furnished by the Company, or by any proxy solicitor, to the holders of Shares.

Section 5.6 Tender Offers.

(a) Each Eligible Individual to whom an Award has been made that is not fully vested shall have the right to respond, or to direct the response, with respect to the Shares related to such Award, to any tender offer, exchange offer or other offer made to the holders of Shares. Such a direction for any Shares as to which the Eligible Individual is not the record owner shall be given by completing and filing, with the inspector of elections or such other person who shall be independent of the Company as the Committee shall designate in the direction, a written direction in the form and manner prescribed by the Committee. If no such direction is given by an Eligible Individual with respect to Shares as to which the Eligible Individual is not the record owner, then the Shares shall not be tendered or exchanged.

(b) The Committee shall furnish, or cause to be furnished, to each Eligible Individual, all information furnished by the offeror to the holders of Shares.

Section 5.7 Limitations on Awards.

(a) No Award shall be granted under the Plan prior to the date on which the Plan is approved by shareholders pursuant to section 8.9.

(b) An Award by its terms shall not be transferable by the Eligible Individual other than by will or by the laws of descent and distribution, and the Shares granted pursuant to such Award shall be distributable, during the lifetime of the Award recipient, only to the Award recipient.

Section 5.8 Clawback of Awards.

The Committee may specify in any Award Notice the conditions upon which the Company may recover, in whole or in part, Shares related to an Award from an Eligible Individual due to the inaccuracy of any financial results or other operating metrics as the Committee may deem appropriate in its discretion. Notwithstanding any provision of this section 5.8 to the contrary, no Eligible Individual who is party to an employment agreement with the Company that contains a clawback provision applicable to Awards under this Plan may have such provision altered by the terms of an Award Notice issued under this Plan.

ARTICLE VI

VESTING

Section 6.1 Vesting of Awards.

Subject to the terms and conditions of the Plan, unless otherwise determined by the Committee and specified in the Award Notice relating to an Award, Shares subject to each Award granted to an Eligible Individual under the Plan shall become vested as follows: (i) twenty percent (20%) of such Shares shall become vested on the first anniversary of the date of grant; (ii) an additional twenty percent (20%) of such Shares shall become vested on the second anniversary of the date of grant; (iii) an additional twenty percent (20%) of such Shares shall become vested on the third anniversary of the date of grant; (iv) an additional twenty percent (20%) of such Shares shall become vested on the fourth anniversary of the date of grant; and (v) an additional twenty percent (20%) of such Shares shall become vested on the fifth anniversary of the date of grant; provided that to the extent that any Award shall not have become vested prior to the date on which the Award holder terminates Service with an Employer such Award shall not thereafter become vested and provided, further, an Award shall become 100% vested upon the Award recipient’s death, Disability or upon the occurrence of a Change of Control while in the Service of an Employer.

Section 6.2 Designation of Beneficiary.

An Eligible Individual who has received an Award may designate a Beneficiary to receive any undistributed Shares that are, or become, available for distribution on, or after, the date of his death. Such designation (and any change or revocation of such designation) shall be made in writing in the form and manner prescribed by the Committee. In the event that the Beneficiary designated by an Eligible Individual dies prior to the Eligible Individual, or in the event that no Beneficiary has been designated, any undistributed Shares that are, or become, available for distribution on, or after, the Eligible Individual’s death shall be paid to the executor or administrator of the Eligible Individual’s estate, or if no such executor or administrator is appointed within such time as the Committee, in its sole discretion, shall deem reasonable, to such one or more of the spouse and descendants and blood relatives of such deceased person as the Committee may select.

Section 6.3 Manner of Distribution.

(a) As soon as practicable following the date any Shares granted pursuant to an Award become vested pursuant to section 6.1, the Committee shall take such actions as are necessary to cause the transfer of unrestricted record ownership of the Shares that have become vested to the Award holder and to cause the distribution to the Award holder all property other than Shares then being held in connection with the Shares being distributed.

(b) The Company’s obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Eligible Individual or Beneficiary to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

Section 6.4 Taxes.

The Company or the Committee shall have the right to require any person entitled to receive Shares pursuant to an Award to pay the amount of any tax which is required to be withheld with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

ARTICLE VII

AMENDMENT AND TERMINATION

Section 7.1 Termination.

The Board may suspend or terminate the Plan in whole or in part at any time by giving written notice of such suspension or termination to the Committee; provided, however, that the Plan may not be terminated while there are outstanding Awards that may thereafter become vested.

Section 7.2 Amendment.

The Board may amend or revise the Plan in whole or in part at any time; provided, however, that no such amendment or revision shall alter the stockholder approval standard set forth in Section 8.9 as a condition precedent to the effectiveness of the Plan.

Section 7.3 Adjustments in the Event of a Business Reorganization.

(a) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which the Company is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the number of Shares held by each person who is then a holder of record of Shares without the Company’s receipt of funds therefor, the number of Shares covered by outstanding Awards and the number of Shares available as Awards in total or to particular individuals or groups under the Plan shall be adjusted to account for such event. Such adjustment shall be effected by multiplying such number of Shares by an amount equal to the number of Shares that would be owned after such event by a person who, immediately prior to such event, was the holder of record of one Share, unless the Committee, in its discretion, establishes another appropriate method of adjustment.

(b) In the event of any merger, consolidation, or other business reorganization (including but not limited to a Change of Control) in which the Company is not the surviving entity, the Awards with respect to which Shares had been allocated to an Eligible Individual shall be adjusted by allocating to the Eligible Individual receiving such Award the amount of money, stock, securities or other property received for the Shares allocated to such Eligible Individual, and such money, stock, securities or other property shall be subject to the same terms and conditions of the Award that applied to the Shares for which it has been exchanged.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Status as an Employee Benefit Plan.

This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an “employee benefit plan” under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

Section 8.2 No Right to Continued Employment.

Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Individual any right to continue in the service of any Employer. The Employers reserve the right to dismiss any Eligible Individual or otherwise deal with any Eligible Individual to the same extent as though the Plan had not been adopted.

Section 8.3 Construction of Language.

Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to an Article or section number shall refer to an Article or section of this Plan unless otherwise indicated.

Section 8.4 Governing Law.

The Plan shall be construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by the federal laws of the United States of America.

Section 8.5 Headings.

The headings of Articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

Section 8.6 Non-Alienation of Benefits.

The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

Section 8.7 Notices.

Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is personally delivered or 5 days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below, or at such other address as one such party may by written notice specify to the other:

(a)	If to the Company:

Alliance Financial Corporation

120 Madison Street

Syracuse, NY 13202

Attention: Corporate Secretary

(b)	If to an Eligible Individual, to the Eligible Individual’s address as shown in the Employer’s records.

Section 8.8 Required Regulatory Provisions.

The making and payment of Awards under this Plan shall be conditioned upon and subject to compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

Section 8.9 Approval of Shareholders.

The Plan shall not be effective or implemented unless approved by the holders of a majority of the votes cast by the holders of Shares entitled to vote at any duly called annual or special meeting of the Company in which case the Plan shall be effective as of the date of such approval. No Award shall be made prior to the date on which the Plan becomes effective.